Exhibit 99.2

May 1, 2006

ADP

6111 Bollinger Canyon Road

Suite 200

San Ramon, CA 94583

Attn: President

Dear Sir,

In light of the Sale Transaction described in your letter dated April 5, 2006 and in accordance with the terms of the Agreement dated March 9, 2004 between the undersigned and ADP Claims Solutions Group, Inc., a Delaware Corporation (“the Agreement”) please be advised that eAutoclaims, Inc. is electing to terminate all exclusivity provisions set forth in the Agreement.

At this time, based on the limited information we have received, eAutoclaims, Inc. does not consent to the Sale Transaction and any assignment or deemed assignment of the Agreement pursuant to the Sale Transaction. This letter shall not be construed as a waiver of any other rights eAutoclaims, Inc. may have under the Agreement.

Please feel free to call me at your earliest convenience to discuss how we may continue a mutually beneficial relationship.

Respectfully,

/s/ Eric Seidel

Eric Seidel

President/CEO

eAutoclaims, Inc.

cc:	Automatic Data Processing, Inc. One ADP Boulevard Roseland, New Jersey 07068 Attn: General Counsel

110 East Douglas Road

Oldsmar, FL 34683

813-749-1020 * 800-621-1804 * 813-749-1040 Facsimile